Exhibit 16.1

September 15, 2005

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, Northeast

Washington, D.C. 20549

Re: Aeolus Pharmaceuticals, Inc.

File No. 0-50481

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of Aeolus Pharmaceuticals, Inc., dated September 15, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP